UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 19, 2017

Ambac Financial Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004
(Address of principal executive offices) (Zip Code)

(212) 658-7470
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Rehabilitation Exit Support Agreement
On July 19, 2017, Ambac Assurance Corporation (“AAC”), a wholly-owned subsidiary of Ambac Financial Group, Inc. (“AFG” and, together with AAC, the “Company”), and AFG entered into an agreement (the “Rehabilitation Exit Support Agreement”) with holders or beneficial owners (the “Supporting Holders”) of more than 50% (estimated as of June 30, 2017) by principal amount of surplus notes issued by AAC (the “Surplus Notes”) and 34% (estimated as of June 30, 2017) of the beneficial interests in the deferred amounts (including accretion amounts, the “Deferred Amounts”) of the Segregated Account of AAC (the “Segregated Account”), in each case held by third party holders, with respect to a transaction which, subject to the conditions precedent set forth in the Rehabilitation Exit Support Agreement and described herein, and if consummated, would generally involve (i) the exchange of certain Surplus Notes held by holders of Surplus Notes that elect to participate in a voluntary exchange transaction and (ii) the satisfaction and discharge of all Deferred Amounts, in each case for an effective consideration package comprised of cash and new Secured Notes (as defined below) and certain existing Surplus Notes and (iii) the exit from rehabilitation of the Segregated Account (the “Rehabilitation Exit Transactions”) as more fully described below.
Rehabilitation Plan Amendment
The settlement of the Deferred Amounts and the Segregated Account’s exit from rehabilitation are expected to be realized through the amendment (the “Rehabilitation Plan Amendment”) of the Amended Plan of Rehabilitation of the Segregated Account, effective as of June 12, 2014, to be pursued by the Commissioner of Insurance for the State of Wisconsin (“OCI”), in his capacity as court-appointed rehabilitator of the Segregated Account (the “Rehabilitator”), and a series of transactions which would provide to holders of beneficial interests in Deferred Amounts (other than AFG, but including AAC) a total effective consideration package, in full satisfaction and discharge of each $1.00 of Deferred Amounts (including accretion), of (i) $0.40 in cash, (ii) $0.41 in principal amount of new Secured Notes (as defined below) and (iii) from certain holders of Surplus Notes, $0.125 currently outstanding Surplus Notes. Such consideration package would thereby provide a discount of $0.065 (set first against accretion). AFG would receive $0.91 in principal amount of Secured Notes for each $1.00 of Deferred Amounts (including accretion) that it holds, and would provide a $0.09 discount in full satisfaction and discharge of its Deferred Amount claims.
Exchange Offers
The Rehabilitation Exit Support Agreement calls for a series of interrelated transactions involving the exchange of certain Surplus Notes (collectively, the “Exchange Offers”), pursuant to which, for each $1.00 of principal amount outstanding and accrued and unpaid interest thereon, holders effectively would (i) receive $0.40 in cash, (ii) receive $0.41 in principal amount of Secured Notes, (iii) retain $0.125 in principal amount and accrued and unpaid interest thereon of Surplus Notes and (iv) provide a discount of $0.065 in principal amount and accrued and unpaid interest thereon. AFG will not participate in the Exchange Offers and will retain surplus notes issued by the Segregated Account and AAC, which as of June 30, 2017, had an aggregate of $100 million of principal amount and accrued and unpaid interest outstanding.
Waiver and Amendment
As part of the Rehabilitation Exit Transactions, the Company will seek consents from holders of Surplus Notes to a waiver and amendment (the “BSA Waiver and Amendment”) of certain provisions of the Settlement Agreement, dated as of June 7, 2010, between AFG, AAC, Ambac Credit Products, LLC and certain settling policy beneficiaries (the “Bank Settlement Agreement”), such consents to be executed by holders of more than 50% in aggregate principal amount of the Surplus Notes (which such threshold will have already been met through the agreement of the Supporting Holders party to the Rehabilitation Exit Support Agreement, subject to consummation of the Rehabilitation Exit Transactions). Holders who participate in the Exchange Offers will be required to deliver their consent to the BSA Waiver and Amendment. These amendments include eliminating the unaffiliated qualified directors requirement; eliminating the prohibition on writing new business; refining the incurrence of material obligations restriction to allow for up to $400 million of additional permitted indebtedness; allowing liens securing permitted indebtedness; providing for additional flexibility to issue junior surplus notes; and providing for additional flexibility for the merger of AAC subsidiaries.
Secured Notes
As contemplated by the Rehabilitation Exit Support Agreement and as a portion of the consideration received by holders of beneficial interests in Deferred Amounts (including AAC) in satisfaction and discharge of their claims pursuant to the Rehabilitation Plan Amendment and by holders of Surplus Notes pursuant to the Exchange Offers (as specified above), a newly formed special purpose entity will issue new secured notes (the “Secured Notes”) in an aggregate principal amount of up to $2,230,000,000, secured by all assets of the special purpose entity, which include a note issued by AAC to the special purpose entity, which note is secured by a pledge of AAC’s right, title and interest in up to the first $1.4 billion of proceeds (net of reinsurance) from certain litigations in which AAC and the Segregated Account seek redress for breaches of representations and warranties and/or fraud related to residential mortgage-backed securitizations (the “RMBS Litigations”). In addition, the note issued by AAC to the special purpose entity will be secured by RMBS securities having a market value of not less than $350 million on the date that is not more than 5 business days prior to the closing date of the Rehabilitation Exit Transactions. AAC will also pledge for the benefit of the holders of Secured Notes (other than AAC) the proceeds of any Secured Notes held by AAC from time to time.
The Secured Notes will mature five years from the issue date; provided that if (i) Secured Notes remain outstanding and (ii) the OCI approves payment of the outstanding principal amount of the Surplus Notes still outstanding immediately following the consummation of the Rehabilitation Exit Transactions, the maturity date for the Secured Notes will spring to the fifth business day immediately preceding the date approved for such payment. The Secured Notes will accrue interest at a per annum rate of 3-month U.S. dollar London inter-bank offered rate, not less than 1.00%, plus a margin of 5.00% per annum. Accrued unpaid interest will be paid in cash quarterly until the maturity date. AAC will issue a financial guaranty insurance policy (the “Policy”) to a trustee for the benefit of holders of Secured Notes irrevocably guarantying all principal and interest payments in respect of the Secured Notes as and when such payments become due and owing. Should AAC settle any of the RMBS Litigations before the closing of the Rehabilitation Exit Transactions, any proceeds received by AAC from such settlement which would have secured the Secured Notes, will replace Secured Notes having a face amount equal to the amount of such proceeds that would otherwise be issued.
Supporting Holders Support
The Supporting Holders agreed, among other things, to tender and not withdraw their Surplus Notes in the Exchange Offers; to consent to the BSA Waiver and Amendment; to not vote for, consent to, provide any support for, participate in the formulation of, or solicit or encourage others to formulate any alternative transaction for or involving the Surplus Notes and Deferred Amounts (other than the Exchange Offers and the Rehabilitation Plan Amendment); to not object to, nor otherwise commence any proceeding to oppose, the Rehabilitation Exit Transactions.
Pursuant to the terms of the Rehabilitation Exit Support Agreement, generally any Surplus Notes or Deferred Amounts acquired by Supporting Holders will be subject to the terms of the Rehabilitation Exit Support Agreement and may not be transferred other than pursuant to the terms thereof. Subject to certain exclusions, Supporting Holders may transfer Surplus Notes or Deferred Amounts, provided that any transferee of such Surplus Notes or Deferred Amounts signs a joinder agreement to the Rehabilitation Exit Support Agreement. The Rehabilitation Exit Support Agreement also includes provisions allowing for acquisitions or transfers through market makers.
Surplus Notes Held by AFG
Following the consummation of the Rehabilitation Exit Transactions and until the earlier of (i) June 8, 2020 and (ii) the date on which at least 25% of the principal amount of Remaining Senior Surplus Notes (as defined the Rehabilitation Exit Support Agreement) are no longer outstanding, AFG shall hold and not sell Remaining Senior Surplus Notes which, as of June 30, 2017, have an aggregate of $60 million of principal amount and accrued and unpaid interest outstanding.
Termination Rights
The Company may terminate the Rehabilitation Exit Support Agreement upon the occurrence of any of the following events:

•	the Rehabilitation Exit Transactions have not been consummated within 365 days of the signing date of the Rehabilitation Exit Support Agreement (the “Signing Date”);

•
the Rehabilitator seeks an order or other relief from the Circuit Court for Dane County, Wisconsin or other court of competent jurisdiction (the “Rehabilitation Court”) inconsistent in any material respect with the term sheets affixed to the Rehabilitation Exit Support Agreement (the “Term Sheets”), or the Rehabilitation Court issues an order or grants relief inconsistent in any material respect with the Term Sheets; or

•
a material breach of any of the undertakings, representations, warranties or covenants set forth in the Rehabilitation Exit Support Agreement by any RESA Holder that is not, by its terms, curable or that is, by its terms, curable and is not cured by the 25th day after notice of such breach.

Supporting Holders that, in the aggregate, beneficially own at least 66 2/3% of the principal amount outstanding under the Surplus Notes and 66 2/3% of the principal amount of the Deferred Amounts, held by the Supporting Holders as a whole (the

“Supermajority Consenting Holders”) may terminate the Rehabilitation Exit Support Agreement upon the occurrence of any of the following events:

•
within 75 days of signing date of the Rehabilitation Exit Support Agreement, the Rehabilitator has not filed a motion in the Rehabilitation Court seeking entry of the approval order (the “Filing Date”);

•	the confirmation hearing has not commenced within 180 days of the Signing Date;

•	the Rehabilitation Exit Transactions have not been consummated within 270 days of the Signing Date;

•	the parties to the Rehabilitation Exit Support Agreement have not negotiated definitive documentation on or prior to the Filing Date;

•
the Rehabilitation Exit Transactions or the final definitive documents with respect to the Rehabilitation Plan Amendment, Exchange Offers or the Secured Notes do not conform in all material respects to the respective Term Sheet, except as approved by the Supermajority Consenting Holders; or

•
the Rehabilitator seeks an order or other relief from the Rehabilitation Court inconsistent in any material respect with the Term Sheets, or the Rehabilitation Court issues an order or grants relief inconsistent in any material respect with the Term Sheets; a material breach of any of the undertakings, representations, warranties, or covenants set forth in the Rehabilitation Exit Support Agreement by AAC and AFG that is not, by its terms, curable or that is, by its terms, curable and is not cured by the 25th day after notice of such breach.

In addition if the Rehabilitation Exit Transactions have not been consummated within 365 days of the Signing Date, each RESA Holder shall have the right to terminate the Agreement with respect to itself.
The Company can provide no assurance that any of the termination events described above will not arise.
Conditions Precedent
The Exchange Offers will be subject to a number of conditions precedent, including, among others:

•	requisite approval by the OCI;

•	the effectiveness of the Rehabilitation Plan Amendment concurrent with the closing of the Exchange Offers;

•	participation by 85% of the outstanding principal amount owned by holders of Surplus Notes (including the Company) in the Exchange Offers;

•
receipt of consents of at least a majority of the outstanding aggregate principal amount of the Surplus Notes (other than Surplus Notes beneficially owned by AFG or AAC or any of their affiliates) to the BSA Waiver and Amendment; and

•
subject to the approval of the OCI, a one-time current interest payment of approximately $12.5 million on the Surplus Notes outstanding immediately following the effective date of the Rehabilitation Plan Amendment (which can only be waived with the consent of the Supermajority Holders).

The Rehabilitation Plan Amendment is subject to a number of conditions precedent having been satisfied or waived by the Rehabilitator, in his sole discretion, including, among others:

•	The Rehabilitation Plan Amendment will have been approved by the Rehabilitation Court, and such order will have become a final order;

•	As of the effective date, AAC will have sufficient capital and claims-paying resources to effect all of the Rehabilitation Exit Transactions and to exit rehabilitation;

•	The conditions to consummation of the Exchange Offers will have been satisfied or waived in full in accordance with the terms thereof;

•	AFG will have received from the Internal Revenue Service a ruling, in form and substance reasonably satisfactory to the Rehabilitator, AAC, and AFG; and

•
AAC will have received opinions from Sidley Austin LLP regarding the tax treatment of certain aspects of the Rehabilitation Exit Transactions, and certain transactions entered into to satisfy the condition regarding capital and claims-paying resources described above; provided that this closing condition may only be waived by AAC in its sole discretion.
The Company can provide no assurances that these approvals or consents will be obtained or that the other conditions precedent will be satisfied or waived in a timely manner or at all.
The foregoing summary of the Rehabilitation Exit Support Agreement and the Rehabilitation Exit Transactions is qualified in its entirety by reference to the text of the Rehabilitation Exit Support Agreement, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Tier 2 Commitment Letter
On July 19, 2017, AAC also entered into a commitment letter (the “Commitment Letter”) with funds affiliated with or managed by investors (each an “Investor”, and collectively the “Investors”), with respect to the issuance of an aggregate principal amount of $240,000,000 (the “Principal Amount”) of senior notes (the “Tier 2 Notes”) secured by AAC’s rights, title and interest in the cash and non-cash proceeds (net of reinsurance) above $1.6 billion received in connection with the RMBS Litigations. The Commitment Letter contains customary representations and warranties by AAC and each of the Investors, including representations by AAC related to the RMBS Litigations. The Commitment Letter will terminate upon the earliest occurrence of: (i) 365 days from the execution of the Rehabilitation Exit Support Agreement, and (ii) the date on which the Tier 2 Notes are issued. In addition, AAC and the Investors have the option to terminate the Commitment Letter following (i) the resolution of Ambac Assurance Corp. et al. v. Countrywide Home Loans, Inc. et al., Index No. 651612/2010 (N.Y. Sup. Ct. N.Y. Cnty.) (Bransten, J.) or (ii) the termination of the Rehabilitation Exit Support Agreement.
General
The Tier 2 Notes will mature in 2055 and interest shall accrue from but excluding the effective date of the Rehabilitation Plan Amendment (the “Issue Date”) at 8.5% per annum. Interest payments will be paid-in-kind and compounded on the last day of each calendar quarter, unless funds are available to make such payments in cash (as described below) or interest is paid in cash in respect of the Surplus Notes.
Commitment Fee
The Investors are entitled to a commitment fee of 2.5% of the Principal Amount payable in cash upon execution of the Commitment Letter.
Ticking Fee
The Investors are entitled to a ticking fee of 3.5% of the Principal Amount per annum, payable monthly in cash from 60 days after the execution of the Commitment Letter (the “Ticking Date”) until the earliest (i) the Issue Date, (ii) the rejection of the Plan Amendment by the applicable insurance regulator and (iii) termination of the applicable commitment letter following the resolution of Ambac Assurance Corp. et al. v. Countrywide Home Loans, Inc. et al., Index No. 651612/2010 (N.Y. Sup. Ct. N.Y. Cnty.) (Bransten, J.) or the termination of the Rehabilitation Exit Support Agreement; provided that, in the event of a termination pursuant to (ii) or (iii) above, the minimum number of months of ticking fee payable shall be 3 months.
Payments of Principal and Interest
AAC will make payments on the Tier 2 Notes as follows:

•
Upon receipt of any proceeds in excess of $1.6 billion minus certain amounts paid or payable to reinsurers from the RMBS Litigations by AAC (the “Tier 2 Net Proceeds”) and provided that the Initial Call Date (as defined below) has occurred.

•
In the event that a payment (other than payments in connection with closing of the Rehabilitation Exit Transactions) is made on the Surplus Notes (a “SSN Payment Date”) and provided that the Initial Call Date has occurred, AAC shall be obliged to prepay the Tier 2 Notes in an amount (the “SSN Payment”) equal to (a) the then outstanding accrued and unpaid interest and principal balance of the Tier 2 Notes, multiplied by (b) a specified percentage.

•
In the event of a SSN Payment Date prior to the scheduled maturity of the Surplus Notes that includes a principal payment on such Surplus Notes, occurring prior to the one year anniversary of a payment of principal on the Tier 2 Notes (a “Recent Principal Payment”) and provided that the Initial Call Date has occurred, in lieu of making a SSN Payment as calculated in the prior paragraph, AAC shall be obliged to make a SSN Payment equal to: (a) the outstanding accrued and unpaid interest and principal balance of the Tier 2 Notes immediately prior to the Recent Principal Payment, multiplied by (b) a specific percentage.

•	At the maturity date, or on any date on which the Tier 2 Notes are to be redeemed in whole, AAC will make a payment of the then outstanding interest and principal balance of the Tier 2 Notes, in full.

•
On any date on which the Tier 2 Notes are to be redeemed in part, AAC will make a payment of the interest and principal outstanding on the Tier 2 Notes to be redeemed and any applicable make-whole premium.

Call Protection
To the extent there is an SSN Payment Date or receipt of Tier 2 Net Proceeds in advance of the Initial Call Date, a separate account (the “Account”) will be funded with amounts equal to any Tier 2 Net Proceeds and/or SSN Payments which would have been applied in redemption of the Tier 2 Notes but for the application of this Call Protection provision (including the applicable make-whole premium). Except as described herein, the Tier 2 Notes may not be redeemed or repaid prior to the Initial Call Date. Thereafter, the Tier 2 Notes may be redeemed, in whole or in part, at the option of AAC, at a price equal to 100% of the aggregate principal amount redeemed, plus accrued and unpaid interest, if any.
The Account, which can be funded with cash or certain specified assets, will be pledged to secure the Tier 2 Notes and will be subject to an account control agreement in favor of the noteholders. The Tier 2 Notes will constitute secured debt to the extent of the value of the Account, and any unsecured portion of the Tier 2 Notes in a liquidation of AAC will constitute class 5 claims under Wisconsin insurance law.
AAC’s obligation to pre-fund such amounts will be subject to a maximum amount equal to the sum of the aggregate principal amount of all outstanding Tier 2 Notes and the applicable make-whole premium on all such Tier 2 Notes (the “Maximum Amount”). If the Maximum Amount has been funded in the Account, (i) any Tier 2 Net Proceeds in excess of such maximum amount shall be exclusively for the account of AAC and the lien over the remaining Tier 2 Net Proceeds shall be, immediately and without further action, released; and (ii) there shall be no further obligation to redeem any of the Tier 2 Notes, or fund the Account, as a consequence of any payment on the Surplus Notes, any further receipt of Tier 2 Net Proceeds or any diminution of value of the Account (though, for the avoidance of doubt, such diminution shall in no event reduce the amount owed in respect of the Tier 2 Notes). If and only if the Account has been funded in excess of the Maximum Amount, AAC may, in its sole discretion, withdraw such excess from the Account for its general use, free and clear of any liens for the benefit of the noteholders.
At any time and from time to time AAC may also, in its sole discretion, collateralize any amount of Tier 2 Notes by funding the Account with any source of cash or certain specified assets in an amount equal to the principal amount of such Tier 2 Notes, all accrued and unpaid interest thereon, and the applicable make-whole premium that would have been payable if such Tier 2 Notes were redeemed on the date of such funding; provided, that all such collateralized Tier 2 Notes shall be repaid (without premium or penalty) on the Initial Call Date if they are not redeemed prior to such Initial Call Date with their applicable make-whole premium on such prior date.
Prior to the Initial Call Date, AAC may at its option (including, for the avoidance of doubt, through the use of Tier 2 Net Proceeds or SSN Payments as an alternative to funding the Account, or any other source of available cash) redeem the Tier 2 Notes in whole or in part, on one or more occasions, at a redemption price equal to 100% of the aggregate principal amount to be redeemed plus accrued and unpaid interest thereon, if any, plus the applicable make-whole premium.
The “Initial Call Date” shall be the 39th month anniversary of the Ticking Date, which such date shall be automatically extended on each month anniversary of the Issue Date after the one year anniversary of the Issue Date, on a ratable basis, to (i) the 48th month anniversary of the Ticking Date by the second year anniversary of the Issue Date and (ii) the 54th month anniversary of the Ticking Date by the third year anniversary of the Issue Date; provided that for any given redemption or repayment of principal on the Notes (in whole or in part), the Initial Call Date for such principal to be redeemed or repaid shall be determined as of the earlier of the date of such redemption or repayment and the date that an amount equal to the amount of principal to be redeemed or repaid was funded into the Account.
Early Termination
AAC may voluntarily prepay the Tier 2 Notes, in whole or in part, (i) on the Initial Call Date or thereafter without penalty or (ii) prior to the Initial Call Date, pursuant to the provisions described above under the heading “Call Protection”.
Condition Precedents
The issuance of the Tier 2 Notes is subject to a number of conditions precedent including, among others:

•	Satisfaction or waiver of the conditions to effectiveness set forth in the Plan Amendment;

•	Execution of final documentation;

•	Payment of reasonable and documented legal fees of the Investors subject to a cap; and

•	Delivery of customary corporate predicate, enforceability, and registration exemption opinions.
The foregoing summary of the Commitment Letter is qualified in its entirety by reference to the text of the Commitment Letter, which is attached as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation.
The information related to the Secured Notes and Commitment Letter disclosures under Item 1.01 hereof are incorporated by reference herein.
Item 7.01. Regulation FD Disclosure.
On July 19, 2017,AFG issued a press release announcing the Rehabilitation Exit Transactions. A copy of the press release is furnished herewith and attached hereto as Exhibit 99.1.
On July 19, 2017, the OCI released a statement supporting the Rehabilitation Exit Transactions.
In connection with the negotiation of the Rehabilitation Exit Support Agreement, AAC entered into confidentiality agreements with the Supporting Holders pursuant to which AAC agreed to publicly disclose all material non-public information provided to the Supporting Holders (the “Cleansing Materials”). The Company will post the Cleansing Materials on the Company’s website at www.ambac.com under the heading “Information for Investors Concerning Discussions with Creditors” at 8:00 a.m. ET on July 20, 2017.
The information furnished pursuant to this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act.
This Form 8-K and the materials attached as exhibits hereto are not an offer to exchange or a solicitation or acceptance of an offer to exchange any securities, which may be made only pursuant to the terms and conditions of an offering memorandum, nor is this Form 8-K and the materials attached as exhibits hereto an offer to buy or a solicitation or acceptance of an offer to buy any securities. In addition, this Form 8-K and the materials attached as exhibits hereto are not a solicitation of any consents from holders of Surplus Notes.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1
Rehabilitation Exit Support Agreement, by and among Ambac Assurance Corporation, Ambac Financial Group, Inc. and certain holders of Ambac Assurance Corporation’s 5.1% Surplus Notes due 2020 and certain holders of Ambac Assurance Corporation’s deferred payment obligations, dated as of July 19, 2017.

10.2	Tier 2 Commitment Letter, dated as of July 19, 2017 from funds affiliated with or managed by investors party thereto.
99.1	Press Release dated July 19, 2017
Forward-Looking Statements
This Form 8-K and the Cleansing Materials include statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which, may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements in this Form 8-K or in the Cleansing Materials may turn out to be incorrect and are based on management’s current belief or opinions. AFG’s actual results may vary materially, and there are no guarantees about the performance of AFG’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the highly speculative nature of AFG’s common stock and volatility in the price of AFG’s common stock; (2) uncertainty concerning our ability to achieve value for holders of AFG securities, whether from AAC or from transactions or opportunities apart from AAC; (3) adverse effects on our share price resulting from future offerings of debt or equity securities that rank senior to our common stock; (4) potential of rehabilitation proceedings against AAC; (5) dilution of current shareholder value or adverse effects on our share price resulting from the issuance of additional shares of common stock; (6) inadequacy of reserves established for losses and loss expenses and possibility that changes in loss reserves may result in further volatility of earnings; (7) decisions made by the rehabilitator of the Segregated Account for the benefit of policyholders that may result in material adverse consequences for holders of AFG’s securities or holders of securities issued or insured by AAC or the Segregated Account; (8) increased fiscal stress experienced by issuers of public finance obligations or an increased incidence of Chapter 9 filings or other restructuring proceedings by public finance issuers; (9) our inability to realize the expected recoveries included in our financial statements; (10) credit risk throughout our business, including but not limited to credit risk related to residential mortgage-backed securities, student loan and other asset securitizations, collateralized loan obligations, public finance obligations and exposures to reinsurers; (11) the risk that our risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (12) risks associated with adverse selection as our insured portfolio runs off; (13) adverse effects on operating results or our financial position resulting from measures taken to reduce risks in our insured portfolio; (14) intercompany disputes or disputes with the rehabilitator of the Segregated Account; (15) our inability to monetize assets, restructure or exchange outstanding debt and insurance obligations, or commute or reduce insured exposures, or the failure of any such transaction to deliver anticipated results; (16) our substantial indebtedness could adversely affect our financial condition, operating flexibility and ability to obtain financing in the future; (17) restrictive covenants in agreements and instruments may impair our ability to pursue or achieve our business strategies; (18) loss of control rights in transactions for which we provide insurance due to a finding that AAC has defaulted, whether due to the Segregated Account rehabilitation proceedings or otherwise; (19) our results of operation may be adversely affected by events or circumstances that result in the accelerated amortization of our insurance intangible asset; (20) adverse tax consequences or other costs resulting from the Segregated Account rehabilitation plan, from rules and procedures governing the payment of permitted policy claims, or from the characterization of our surplus notes as equity; (21) risks attendant to the change in composition of securities in our investment portfolio; (22) changes in tax law; (23) changes in prevailing interest rates; (24) factors that may influence the amount of installment premiums paid to AFG, including the Segregated Account rehabilitation proceedings; (25) default by one or more of AAC’s portfolio investments, insured issuers or counterparties; (26) market risks impacting assets in our investment portfolio or the value of our assets posted as collateral in respect of investment agreements and interest rate swap transactions; (27) risks relating to determinations of amounts of impairments taken on investments; (28) the risk of litigation and regulatory inquiries or investigations, and the risk of adverse outcomes in connection therewith, which could have a material adverse effect on our business, operations, financial position, profitability or cash flows; (29) our inability to realize value from Ambac Assurance UK Limited or other subsidiaries of AAC; (30) system security risks; (31) market spreads and pricing on derivative products insured or issued by AFG or its subsidiaries; (32) the risk of volatility in income and earnings, including volatility due to the application of fair value accounting; (33) changes in accounting principles or practices that may impact AFG’s reported financial results; (34) legislative and regulatory developments; (35) the economic impact of “Brexit” may have an adverse effect on AFG’s insured international portfolio and the value of its foreign investments, both of which primarily reside with its subsidiary Ambac UK; (36) operational risks, including with respect to internal processes, risk and investment models, systems and employees, and failures in services or products provided by third parties; (37) AFG’s financial position and the Segregated Account rehabilitation proceedings that may prompt departures of key employees and may impact our ability to attract qualified executives and employees; and (38) other risks and uncertainties that have not been identified at this time.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated:	July 20, 2017	By:	/s/ William J. White
First Vice President, Corporate Secretary and Assistant General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1
Rehabilitation Exit Support Agreement, by and among Ambac Assurance Corporation, Ambac Financial Group, Inc. and certain holders of Ambac Assurance Corporation’s 5.1% Surplus Notes due 2020 and certain holders of Ambac Assurance Corporation’s deferred payment obligations, dated as of July 19, 2017.

10.2	Tier 2 Commitment Letter, dated as of July 19, 2017 from funds affiliated with or managed by investors party thereto.
99.1	Press Release dated July 19, 2017